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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 6, 2014

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UMH Properties, Inc.

(Exact name of registrant as specified in its charter)

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Maryland              001-12690                       22-1890929

(State or other jurisdiction   (Commission    (IRS Employer

of incorporation)    File Number)               Identification No.)

Juniper Business Plaza, 3499 Route 9 North, Suite 3-C, Freehold, NJ     07728

(Address of principal executive offices)               (Zip Code)

Registrant's telephone number, including area code: (732) 577-9997

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02: Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Since 2000, Allison Nagelberg has served as the General Counsel of both UMH Properties, Inc.  (the “Company”) and Monmouth Real Estate Investment Corporation (“MREIC”), an affiliated company.  Prior to January 1, 2014, Ms. Nagelberg was an employee of the Company pursuant to an employment agreement, dated January 1, 2012, and a portion of Ms. Nagelberg’s compensation expense was reimbursed by MREIC pursuant to a cost sharing arrangement between MREIC and the Company.

On January 6, 2014, Ms. Nagelberg entered into an Employment Agreement, effective January 1, 2014, with MREIC and her employment agreement with the Company was cancelled.  Effective January 1, 2014, Ms. Nagelberg will be employed exclusively by MREIC and none of the expense of her compensation will be allocated to the Company.

Mr. Craig Koster, age 38, who has been the In-house Counsel of the Company since 2012, will handle all in-house legal responsibilities for the Company.  Prior to joining the Company, Mr. Koster was an Assistant Corporation Counsel at the New York City Law Department for over 5 years.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UMH Properties, Inc.

Date:  January 7, 2014

By:      /s/ Anna T. Chew

Name:

Anna T. Chew

Title:

Vice President and

Chief Financial Officer

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